As filed with the Securities and Exchange Commission on February 1, 2000.
                                                 Registration No.

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                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                      FORM S-8

                                  REGISTRATION STATEMENT
                                        UNDER
                               THE SECURITIES ACT OF 1933
                                   __________________

                               SBC COMMUNICATIONS INC.

A Delaware Corporation                            IRS Taxpayer No. 43-1301883

                 175 E. Houston, San Antonio, Texas  78205-2233
                       Attn:  Judith Sahm, (210) 821-4105


                       1995 MANAGEMENT STOCK OPTION PLAN


         Name, address and telephone              Please send copies of all
         number of agent for service:             communications to:
         Judith M. Sahm                           Wayne Wirtz, Esq.
         SBC Communications Inc.                  SBC Communications Inc.
         175 E. Houston, 11th Floor               175 E. Houston, 12th Floor
         San Antonio, Texas 78205-2233            San Antonio, Texas 78205-2233
         (210) 821-4105                           (210) 821-4105


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                         CALCULATION OF REGISTRATION FEE

Title of          Amount       Proposed Maximum Proposed Maximum     Amount of
Securities To      To Be        Offering Price     Aggregate      Registration
Be Registered   Registered(1)   Per Share (2)   Offering Price (2)         Fee
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Common Stock,   100,000,000      $39.71875      $3,971,875,000      $1,048,575
par value $1.00
per share

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(1)  The number of shares being registered represents the number of shares of
Common Stock which may be issued pursuant to the 1995 Management Stock Option Plan in addition to 50,000,000 shares previously registered under Registration No. 333-49343 on Form S-8.
(2) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 100,000,000 shares by the average of the high and low price of the stock on January 28, 2000.

Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

                      EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE
                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8



     This Registration Statement registers additional securities for the 1995 Management Stock Option Plan (the "Plan"). The contents of the Registration Statement on Form S-8 relating to the Plan, Registration No. 333-49343 filed on April 13, 1998, are hereby incorporated by reference, including all exhibits thereto and any documents incorporated by reference therein (the "Prior Registration Statement"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and to be issued pursuant to the Plan.


PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number        Description of Exhibits

     5                Validity opinion of James D. Ellis, Esq.

     23-a             Consent of Ernst & Young LLP, Independent Auditors

     23-b             Consent of PricewaterhouseCoopers LLP

     23-c Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

     24-a             Power of Attorney of Officer/Director

     24-b             Power of Attorney of Officer/Director

     24-c             Powers of Attorney of Directors

                                  SIGNATURES


THE REGISTRANT:

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas.

                                  SBC COMMUNICATIONS INC.


Date:   February 1, 2000          By:   /s/ Donald E. Kiernan
                                     Donald E. Kiernan
                                     Senior Executive Vice President, Treasurer
                                     and Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:         Edward E. Whitacre, Jr.,*
                                     Chairman and Chief Executive Officer

Principal Financial and
             Accounting Officer:     Donald E. Kiernan
                                     Senior Executive Vice President, Treasurer and Chief Financial Officer


Date:  February 1, 2000          By:    /s/ Donand E. Kiernan
                                     Donald E. Kiernan, as attorney-in-fact
                                     for Mr. Whitacre, the Directors, and on
                                     his own behalf as Principal Financial
                                     Officer and Principal Accounting Officer



DIRECTORS:
Clarence C. Barksdale*
James E. Barnes*
August A. Busch III*
Royce S. Caldwell*
Ruben R. Cardenas*
William P. Clark*
Martin K. Eby, Jr.*
Herman E. Gallegos*
Jess T. Hay*
James A. Henderson*
Bobby R. Inman*
Charles F. Knight*
Lynn M. Martin*
John B. McCoy*
Mary S. Metz*
Toni Rembe*
S. Donley Ritchey*
Joyce M. Roche*
Richard M. Rosenberg*
Carlos Slim Helu*
Patricia P. Upton*
Edward E. Whitacre, Jr.*
* By power of attorney

EXHIBIT INDEX


 Exhibit Number          Description of Exhibits

       5                Validity opinion of James D. Ellis, Esq.

       23-a             Consent of Ernst & Young LLP, Independent Auditors

       23-b             Consent of PricewaterhouseCoopers LLP

       23-c             Consent of James D. Ellis, Esq.
                        (contained in opinion filed as Exhibit 5)

       24-a             Power of Attorney of Officer/Director

       24-b             Power of Attorney of Officer/Director

       24-c             Powers of Attorney of Directors